UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 10, 2026

PERMIAN BASIN ROYALTY TRUST

(Exact name of Registrant as Specified in Its Charter)

Texas	1-8033	75-6280532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Argent Trust Company 3838 Oak Lawn Ave. Suite 1720
Dallas, Texas		75219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 588-7839

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	PBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On or about February 10, 2026, SoftVest, L.P. (“SoftVest”), a unit holder of the Permian Basin Royalty Trust (the “Trust”), mailed documents to holders of units of beneficial interest (“Unitholders”) which included a cover letter, a Citation in the District Court of Tarrant County, Texas (“Citation”), the Original Petition for Modification of Trust (the “Petition”) in the District Court of Tarrant County, Texas (Cause No. 96-373245-25) seeking judicial modification of the Trust’s Indenture, and the Petitioner SoftVest, L.P.’s Notice of Bench Trial on Petitioner's Original Petition for Modification of Trust (“Notice of Bench Trial”), also collectively known as the “Unitholder Mailing”. The Unitholder Mailing advises Unitholders of a hearing to be scheduled Friday, May 8, 2026, at 10:30 a.m. before the 96th District Court of Tarrant County, Tom Vandergriff Civil Courts Building, 4th Floor, 100 North Calhoun Street, Fort Worth, Texas 76196, on the merits of SoftVest's Petition pursuant to which it seeks to (1) amend Section 8.03 of the Indenture to eliminate the requirement that certain amendments require approval by 75% of the outstanding units of the Trust, and (2) delete Section 10.01 of the Indenture that sets forth certain prohibited amendments and replace Article X of the Indenture with a provision permitting amendment of any provision of the Indenture by a vote of unitholders in accordance with Article VIII (which, as amended, would permit amendment by a majority in interest of unitholders constituting a quorum at a meeting of unitholders where a quorum is present).

The foregoing description of the Unitholder Mailing does not purport to be complete and is qualified in its entirety by reference to the cover letter, the Citation, the Petition, and the Notice of Bench Trial, copies of which are attached hereto as Exhibits 99.1 through 99.4 and incorporated herein by reference.

Forward-looking Statements

Any statements in this Current Report on Form 8-K and the exhibits filed or furnished herewith about plans for the Trust, plans by SoftVest or other unit holders to seek judicial reformation or modification of the Trust Indenture or take other actions with respect to the Trust, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Trust’s actual results to differ materially from the results it anticipates include, but are not limited to actions by SoftVest or other unit holders or other third parties, including courts, that are not within the control of the Trust or the Trustee.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this material represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Letter from SoftVest to unitholders dated February 4, 2026
99.2	Citation to unitholders dated February 4, 2026
99.3	Original Petition for Modification of Trust
99.4	Petitioner SoftVest, L.P.'s Notice of Bench Trial on Petitioner's Original Petition for Modification of Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN BASIN ROYALTY TRUST

	By:	ARGENT TRUST COMPANY, TRUSTEE

	By:	/s/ Nancy Willis
Date: February 10, 2026		Nancy Willis Director of Royalty Trust Services